News

CONTACTS:

KeyCorp	KeyCorp	U.S.B. Holding Co. Inc.	U.S.B. Holding Co. Inc.
Media Contact:	Analyst Contact:	Media Contact:	Analyst Contact:
Michael J. Monroe	Vernon Patterson	Lynne C. Allan	Thomas M. Buonaiuto
216.689.3509	216.689.0520	845.365.4636	845.365.4615

KEY MEDIA
NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP AND U.S.B. HOLDING CO. INC. SIGN MERGER AGREEMENT

•	Key will add 31 branches, approximately $3.0 billion in assets in high-growth, affluent, suburban New York State counties
•	Expanded services for U.S.B. clients
•	Significant expansion for Key in lower Hudson Valley, N.Y., area

CLEVELAND and ORANGEBURG, NY, July 27, 2007 - KeyCorp (NYSE: KEY), the holding company for KeyBank N.A., and U.S.B. Holding Co. Inc. (NYSE: UBH), the holding company for Union State Bank, a state-chartered commercial bank, today announced the signing of a definitive agreement under which Key would acquire U.S.B. Holding Co. Inc. Union State Bank, one of the leading community banks serving southern New York State, has assets of approximately $3 billion, loans of $1.6 billion and $2 billion in deposits.

Based on the July 26, 2007 closing price for KeyCorp common stock, the transaction would be valued at approximately $575 million. The consideration that a U.S.B. Holding Co. Inc. shareholder will receive is a combination that includes cash and KeyCorp common stock. Each share of U.S.B. Holding Co. Inc. common stock will be exchanged at the closing for .455 shares of KeyCorp common stock and $8.925 in cash. The actual value of the purchase consideration to be paid upon closing to each U.S.B. Holding Co. Inc. shareholder will vary based upon the market price of KeyCorp common shares. Options not exercised by the closing date will convert to KeyCorp options.

“This is an important strategic acquisition that will significantly enhance our presence in attractive markets within and contiguous to current operations,” said Beth Mooney, a KeyCorp vice chair and head of Key Community Banking. “We believe our specialties in small business, middle market banking, private banking and wealth management will be an excellent fit in these markets.”

Thomas E. Hales, U.S.B. Holding Co. Inc. chairman and CEO, said: “This transaction provides an opportunity for U.S.B. Holding Co. Inc. shareholders to receive an attractive value for their shares, and it brings Key’s high commitment to service and world-class products to our communities. While we explored many alternatives, including remaining independent, we feel that our combination with Key is best for our clients and employees. Like Union State Bank, Key also has a long and established history of commitment to its communities.”

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ADD ONE -KEYCORP AND U.S.B. HOLDING CO. INC. SIGN MERGER AGREEMENT

“Union State Bank clients will be able to take advantage of Key’s extensive range of products, including private banking, small business banking, commercial and real estate lending, and equipment leasing,” said Key's Northeast Regional President Thomas Geisel. Geisel also noted that Union State Bank clients would gain access to Key's 1,500 ATMs and one of the top-ranked online banking sites in the industry.

“We expect this transaction to be accretive to KeyCorp earnings in 2009 and to achieve an estimated internal rate of return of approximately 14%,” said KeyCorp’s Chief Financial Officer Jeff Weeden. “We also expect to incur an after-tax charge of approximately $26 million in connection with the closing of the transaction.”

The transaction, which has been approved by the boards of directors of both companies, is expected to close within the next six months, subject to approval by U.S.B. Holding Co. Inc. shareholders and banking regulators.

When completed, the acquisition will add 31 branches to Key’s 32 branches in the Hudson Valley, and create one of the largest financial institutions serving the area. Union State Bank branches are located in Westchester, Rockland, Orange and New York counties in New York State, and Fairfield County, Connecticut.

KeyCorp was advised by Sullivan & Cromwell LLP. U.S.B. Holding Co., Inc. was advised by Keefe, Bruyette & Woods, Inc., and its legal counsel was Thacher Proffitt & Wood LLP, Washington, D.C.

About KeyCorp

Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $94 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For more information, visit https://www.Key.com/.

About U.S.B. Holding Company, Inc.

U.S.B. Holding Company, Inc. is headquartered in Orangeburg, New York and is the holding company for Union State Bank, a full service, state-chartered commercial bank that operates 31 banking offices serving the Lower Hudson Valley Region of New York. Founded in 1969, the company has assets of approximately $2.9 billion, and provides financial services for individuals, professionals, and businesses operating from offices in Rockland, Orange, and Westchester counties, New York, as well as in Stamford, Connecticut and New York City.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at http://Key.com/newsroom.

AT-A-GLANCE STATISTICS

	KeyCorp	U.S.B. Holding

Headquarters	Cleveland, OH	Orangeburg, NY

Founding	1825	1969

Employees	18,888	417

Ticker Symbol	KEY (NYSE)	UBH (NYSE)

Assets	$94 billion	$2.9 billion

Retail Branches	954	31

2006 Net Income	$1.06 billion $31.6 million

Retail Branch
Locations*	13 states	Westchester, Rockland, Orange
New York Counties, NY and
Fairfield County, Conn.

Specialties	Retail, Online Banking	Retail Banking
	Small Business Banking	Commercial Real Estate Finance
	Wealth Management	Residential Real Estate Finance
Middle Market Banking
Commercial Real Estate
Equipment Finance
Investment Banking

*
Key’s commercial real estate, equipment finance, consumer finance, investment banking/capital markets and institutional asset management business groups operate from these and additional offices in 28 states and 26 countries.

Additional Information about the Merger and Where to Find It:

In connection with the proposed merger of U.S.B. Holding Co., Inc. with and into KeyCorp, KeyCorp and U.S.B. Holding Co., Inc. intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KEYCORP, U.S.B. HOLDING CO., INC. AND THE MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by KeyCorp or U.S.B. Holding Co., Inc. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by KeyCorp by directing a written request to KeyCorp, 127 Public Square, Cleveland, Ohio 44114, Attention: Secretary, and free copies of the documents filed with the SEC by U.S.B. Holding Co., Inc. by directing a written request to U.S.B. Holding Co., Inc., 100 Dutch Hill Road, Orangeburg, New York 10962, Attention: Secretary.

KeyCorp, U.S.B. Holding Co., Inc. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of U.S.B. Holding Co., Inc. in connection with the merger. Information about the directors and executive officers of KeyCorp and U.S.B. Holding Co., Inc. and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about KeyCorp’s directors and executive officers in the proxy statement for KeyCorp’s annual meeting of shareholders filed with the SEC on March 21, 2007. You can find information about U.S.B. Holding Co., Inc.’s directors and executive officers in the proxy statement for U.S.B. Holding Co., Inc.’s annual meeting of shareholders filed with the SEC on April 27, 2007. You can obtain free copies of these documents from the SEC, KeyCorp or U.S.B. Holding Co., Inc. using the contact information above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to improve, which could materially impact credit quality trends and the ability to generate loans; declines or disruptions in the stock or bond markets; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

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